UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 22, 2006 (June 16, 2006)

GAMESTOP CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32637	20-2733559
(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, Texas	76051
(Address of Principal Executive Offices)	(Zip Code)

(817) 424-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 16, 2006, the Company successfully completed its offer to exchange its and GameStop, Inc.’s $300,000,000 Senior Floating Rate Notes due 2011 and $650,000,000 8% Senior Notes due 2012, each registered under the Securities Act of 1933, as amended (collectively, the “New Notes”), for all of its and GameStop, Inc.’s outstanding $300,000,000 Senior Floating Rate Notes due 2011 and $650,000,000 8% Senior Notes due 2012 sold on September 28, 2005 pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (collectively, the “Old Notes”). All of the outstanding Old Notes were tendered. The exchange offer did not affect the Company’s outstanding debt levels, as the New Notes were issued only upon cancellation of a like amount of Old Notes. The exchange offer expired at 5:00 p.m. New York City time on June 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.

Date: June 22, 2006	By: /s/ David W. Carlson David W. Carlson Executive Vice President and Chief Financial Officer

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